iSECUREtrac CORP.


                       2006 OMNIBUS EQUITY INCENTIVE PLAN


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1.  INTRODUCTION.....................................................1

ARTICLE 2.  DEFINITIONS......................................................1

      2.1   "Affiliate"......................................................1

      2.2   "Agreement"......................................................1

      2.3   "Award"..........................................................1

      2.4   "Board"..........................................................1

      2.5   "Cause"..........................................................1

      2.6   "Change in Control"..............................................1

      2.7   "Code"...........................................................2

      2.8   "Committee"......................................................2

      2.9   "Common Share"...................................................2

      2.10  "Company"........................................................2

      2.11  "Consultant".....................................................2

      2.12  "Disability".....................................................2

      2.13  "Eligible Persons"...............................................3

      2.14  "Employee".......................................................3

      2.15  "Exchange Act"...................................................3

      2.16  "Exercise Price".................................................3

      2.17  "Fair Market Value"..............................................3

      2.18  "ISO"............................................................3

      2.19  "NSO"............................................................3

      2.20  "Option".........................................................3

      2.21  "Optionee".......................................................3

      2.22  "Other Award"....................................................3

      2.23  "Outside Director"...............................................3

      2.24  "Parent".........................................................3

      2.25  "Participant"....................................................4

      2.26  "Performance Unit"...............................................4

      2.27  "Plan"...........................................................4

      2.28  "Restricted Share"...............................................4


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      2.29  "Retirement".....................................................4

      2.30  "SAR"............................................................4

      2.31  "Stock Unit".....................................................4

      2.32  "Subsidiary".....................................................4

ARTICLE 3.  ADMINISTRATION...................................................4

      3.1   Committee Composition............................................4

      3.2   Committee Responsibilities.......................................5

      3.3   Committee for Nonofficer Grants..................................5

      3.4   Committee Decisions and Determinations...........................5

ARTICLE 4.  SHARES AVAILABLE FOR AWARDS......................................5

      4.1   Basic Limitation.................................................5

      4.2   Additional Shares................................................6

      4.3   Dividend Equivalents.............................................6

      4.4   Incentive Stock Options..........................................6

      4.5   Adjustments......................................................6

      4.6   Code Section 409A Limitation.....................................7

ARTICLE 5.  ELIGIBILITY, PARTICIPATION AND TERMINATION.......................7

      5.1   Eligibility......................................................7

      5.2   Participation....................................................7

      5.3   Separation from Service..........................................7

      5.4   Dissolution or Liquidation.......................................8

      5.5   Reorganizations..................................................8

ARTICLE 6.  OPTIONS..........................................................8

      6.1   Stock Option Agreement...........................................8

      6.2   Number of Shares.................................................9

      6.3   Exercise Price...................................................9

      6.4   Exercisability and Term..........................................9

      6.5   Effect of Change in Control......................................9

      6.6   Modification or Assumption of Options...........................10

      6.7   Buyout Provisions...............................................10

      6.8   Payment for Option Shares.......................................10

      6.9   Special Rules for ISOs..........................................10


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ARTICLE 7.  AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS....................11

      7.1   Initial Grants..................................................11

      7.2   Annual Grants...................................................11

      7.3   Accelerated Exercisability......................................11

      7.4   Exercise Price..................................................12

      7.5   Term............................................................12

      7.6   Affiliates of Outside Directors.................................12

ARTICLE 8.  STOCK APPRECIATION RIGHTS.......................................12

      8.1   SAR Agreement...................................................12

      8.2   Number of Shares................................................12

      8.3   Exercise Price..................................................12

      8.4   Exercisability and Term.........................................13

      8.5   Effect of Change in Control.....................................13

      8.6   Exercise of SARs................................................13

      8.7   Modification or Assumption of SARs..............................13

ARTICLE 9.  RESTRICTED SHARES...............................................14

      9.1   Restricted Share Agreement......................................14

      9.2   Payment for Awards..............................................14

      9.3   Vesting Conditions..............................................14

      9.4   Voting and Dividend Rights......................................14

      9.5   Certificates....................................................15

      9.6   Section 83(b) Election..........................................15

ARTICLE 10. STOCK UNITS.....................................................15

      10.1  Stock Unit Agreement............................................15

      10.2  Payment for Awards..............................................15

      10.3  Vesting Conditions..............................................15

      10.4  Voting and Dividend Rights......................................16

      10.5  Form and Time of Settlement of Stock Units......................16

ARTICLE 11. OTHER AWARDS AND PERFORMANCE-BASED AWARDS.......................16

      11.1  Performance Units...............................................16

      11.2  Other Awards....................................................17

      11.3  Provisions Relating to Code Section 162(m)......................17


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ARTICLE 12. LIMITATION ON PARACHUTE PAYMENTS................................19

      12.1  Scope of Limitation.............................................19

      12.2  Basic Rule......................................................19

      12.3  Reduction of Payments...........................................19

      12.4  Overpayments and Underpayments..................................20

      12.5  Related Corporations............................................20

ARTICLE 13. MISCELLANEOUS...................................................21

      13.1  Death of Participant............................................21

      13.2  Awards Under Other Plans........................................21

      13.3  Non-Transferability.............................................21

      13.4  Payment of Director's Fees in Securities........................21

      13.5  Fractional Shares...............................................21

      13.6  Retention Rights................................................22

      13.7  Stockholders' Rights............................................22

      13.8  Regulatory Requirements.........................................22

      13.9  Withholding Taxes...............................................22

      13.10 Term of the Plan................................................22

      13.11 Modification, Extension and Renewal of Awards...................23

      13.12 No Fund Created.................................................23

      13.13 Code Section 409A Savings Clause................................23

      13.14 Amendment or Termination........................................24

      13.15 Severability....................................................24

      13.16 Captions........................................................24


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                                iSECUREtrac CORP.

                       2006 OMNIBUS EQUITY INCENTIVE PLAN


                            ARTICLE 1. INTRODUCTION.

      This Plan is adopted by the Board effective May 31, 2006. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

                            ARTICLE 2. DEFINITIONS.

      2.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

      2.2 "Agreement" means a written understanding entered into between the Company and an Eligible Person granted an Award which sets forth the terms and conditions of the Award.

      2.3 "Award" means any award of an Option, a SAR, a Restricted Share, a Stock Unit, a Performance Unit, an Other Award or a combination thereof under the Plan.

      2.4 "Board" means the Company's Board of Directors, as constituted from time to time.

      2.5 "Cause" means, unless otherwise provided in a Participant's Agreement,
(i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect,
(ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination,
(v) a material breach of the Participant's employment agreement (if any) with the Company (other than a termination of employment by the Participant), or (vi) any illegal act detrimental to the Company, all as determined in the sole discretion of the Committee.

      2.6 "Change in Control" means:

            (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;


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            (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

            (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

            (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

      A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

      2.7 "Code" means the Internal Revenue Code of 1986, as amended.

      2.8 "Committee" means the group of Board Members appointed to administer the Plan, as described in Article 3.

      2.9 "Common Share" means one share of the common stock of the Company.

      2.10 "Company" means iSECUREtrac Corp., a Delaware corporation, and any successor or assignee corporation(s) into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

      2.11 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 5.1 for ISO grant purposes.

      2.12 "Disability" means, as determined by the Committee in its discretion, a Participant's inability to engage in any substantial gainful activity by reason of any mental or physical impairment which can be expected to last for a continuous period of at least 12 months or result in death. A determination of Disability may be made by a physician approved or selected by the Committee.


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      2.13 "Eligible Persons" means Employees, Outside Directors and
Consultants.

      2.14 "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

      2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.16 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

      2.17 "Fair Market Value" means the value of one Common Share, determined as follows:

            (i) If the Common Share is listed on a national stock exchange, the closing sale price per share on the exchange for the last preceding date on which there was a sale of Common Shares on such exchange, as determined by the Committee.

            (ii) If the Common Shares are not then listed on a national stock exchange but are traded on an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market for the last preceding date on which there was a sale of Common Shares in such market, as determined by the Committee.

            (iii) If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Common Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Common Shares have not been traded for 10 trading days.

      2.18 "ISO" means an Option of the type described in Section 422(b) of the Code.

      2.19 "NSO" means an Option not described in Sections 422 or 423 of the Code.

      2.20 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

      2.21 "Optionee" means an individual or estate that holds an Option or SAR.

      2.22 "Other Award" means a right granted to an Eligible Person under
Section 11.2.

      2.23 "Outside Director" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 5.1 for ISO grant purposes.

      2.24 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.


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      2.25 "Participant" means an individual or estate that holds an Award.

      2.26 "Performance Unit" means a right granted to a Participant under
Section 11.1 of the Plan.

      2.27 "Plan" means this iSECUREtrac Corp. 2006 Omnibus Equity Incentive Plan, as amended from time to time.

      2.28 "Restricted Share" means a Common Share awarded under the Plan pursuant to Article 9.

      2.29 "Retirement" means the separation of service of a Participant from the Company:

            (a) on or after the Participant's attainment of age 65;

            (b) on or after the Participant's attainment of age 55 with at least 10 consecutive years of service; or

            (c) as determined by the Committee, in its absolute discretion, as set forth in the applicable Agreement.

      2.30 "SAR" means a stock appreciation right granted under the Plan pursuant to Article 8.

      2.31 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan pursuant to Article 10.

      2.32 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                           ARTICLE 3. ADMINISTRATION.

      3.1 Committee Composition.

      The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

            (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

            (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under
Section 162(m) of the Code.


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      3.2 Committee Responsibilities.

      The Committee shall (a) select any Eligible Persons who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Agreements, (d) establish, amend and revoke rules and regulations for administration of the Plan, (e) amend any outstanding Award, accelerate or extend vesting or exercisability of any Award, and waive conditions or restrictions of any Awards, to the extent the Committee deems appropriate, (f) cancel, with the consent of the Participant or as otherwise permitted by the Plan, outstanding Awards, and (g) make all other decisions and perform acts relating to the operation of the Plan that the Committee deems necessary or appropriate to promote the best interests of the Company under the Plan. The Committee may permit the Chief Executive Officer of the Company or his or her delegate to make Awards to Eligible Employees who are not officers or directors of the Company at such times and in such manner as authorized by the Committee. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

      3.3 Committee for Nonofficer Grants.

      The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 3.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 3.3, any reference in the Plan to the Committee shall include such secondary committee.

      3.4 Committee Decisions and Determinations.

      Any determination made by the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its sole discretion in the best interest of the Company, not as a fiduciary. All decisions made by the Committee pursuant to the provisions of the Plan or an Agreement shall be final and binding on all persons, including Participating Companies and Participants. Any determination by the Committee shall not be subject to de novo review if challenged in any court or legal forum.

                    ARTICLE 4. SHARES AVAILABLE FOR AWARDS.

      4.1 Basic Limitation.

      Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares subject to Awards under the Plan shall not exceed 3,000,000. The limitation of this Section 4.1 shall be subject to adjustment pursuant to Section 4.5.


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      4.2 Additional Shares.

      If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options, SARs, Performance Units or Other Awards are forfeited, terminate or are similarly treated for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

      4.3 Dividend Equivalents.

      The Committee, in its sole discretion, may award dividend equivalent rights to Participants. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of shares available for Awards, whether or not such dividend equivalents are converted into Stock Units.

      4.4 Incentive Stock Options.

      Solely for purposes of determining whether shares are available for the issuance of ISOs, and notwithstanding any provision of this Article 4 to the contrary, the maximum aggregate number of shares that may be issued through ISOs under the Plan is 3,000,000. The terms of Sections 4.2 and 4.5 apply in determining the number of shares available under this Section for issuance through ISOs.

      4.5 Adjustments.

      In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

            (a) the aggregate number and kind of shares subject to Awards made hereunder may be adjusted appropriately; and

            (b) rights under outstanding Awards made to Eligible Persons hereunder, both as to the number of subject shares and the Exercise Price, may be adjusted appropriately.

The foregoing adjustments and the manner of application of the foregoing provisions to Awards shall be determined solely by the Committee on a case-by-case basis, applied to similarly situation groups or in any other manner as it deems in its sole discretion. Any adjustment hereunder may provide for the elimination of fractional share interests.


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      4.6 Code Section 409A Limitation.

      Any adjustment made pursuant to Section 4.5 to any Award that is considered "deferred compensation" within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A. Any adjustments made pursuant to Section 4.5 to any Award that is not considered "deferred compensation" shall be made in a manner to ensure that after such adjustment, the Award either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.

             ARTICLE 5. ELIGIBILITY, PARTICIPATION AND TERMINATION.

      5.1 Eligibility.

      Employees, Outside Directors and Consultants shall be eligible for Awards. Notwithstanding the foregoing, only Employees shall be eligible for the grant of ISOs.

      5.2 Participation.

      The Committee shall decide which Eligible Persons may receive an Award hereunder. To receive an Award, an Eligible Person must enter into an Agreement evidencing the Award.

      5.3 Separation from Service.

      Unless provided otherwise in an Agreement, the following provisions shall apply to Awards.

            (a) Upon any separation from service for any reason other than his or her death, Retirement or Disability, a Participant shall have the right, subject to the restrictions of Sections 6.4 and 8.4, to exercise his or her Options or SARs at any time within three months after separation from service, but only to the extent that, at the date of such separation, the Participant's right to exercise such Options or SARs had accrued pursuant to the terms of the Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the Agreement, if there occurs a separation from service for Cause or a separation from service by the Participant (other than on account of death, Retirement or Disability), any Options or SARs not exercised in full prior to such separation shall be canceled. Awards other than Options and SARs shall be forfeited upon any separation from service for any reason other than the Participant's death, Retirement or Disability.

            (b) If the Participant dies while a Participant or within three months after any separation from service other than for Cause or a separation by the Participant (other than on account of death, Retirement or Disability), then the Options or SARs may be exercised in full, subject to the restrictions of Sections 6.4 and 8.4, at any time within six months after the Participant's death, by the beneficiary of the Participant, but only to the extent that, at the date of death, the Participant's right to exercise such Options or SARs had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised. Awards other than Options and SARs shall fully vest upon a Participant's separation from service by reason of his or her death and Performance Units may be paid out at a target level of performance.


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            (c) Upon separation from service for reason of Disability or
      Retirement, a Participant shall have the right, subject to the restrictions of Sections 6.4 and 8.4 to exercise his or her Options or SARs at any time within three months after separation from service, but only to the extent that, at the date of such separation, the Participant's right to exercise such Options or SARs had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a separation from service.

      5.4 Dissolution or Liquidation.

      To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

      5.5 Reorganizations.

      In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

            (a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

            (b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

            (c) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

            (d) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

                              ARTICLE 6. OPTIONS.

      6.1 Stock Option Agreement.

      A Stock Option Agreement between the Optionee and the Company shall evidence each grant of an Option under the Plan. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.8.


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      6.2 Number of Shares.

      Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 4.5.

      6.3 Exercise Price.

      Each Stock Option Agreement shall specify the Exercise Price, provided that the Exercise Price for any Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

      6.4 Exercisability and Term.

      Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option, provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability or Retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

      6.5 Effect of Change in Control.

      The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

            (a) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

            (b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

      6.6 Modification or Assumption of Options.

      Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.


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      6.7 Buyout Provisions.

      The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

      6.8 Payment for Option Shares.

      The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except, in the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described herein. In the case of an NSO, the Committee may at any time accept payment in any form(s) described herein.

      All or any part of the Exercise Price may be paid by any combination of the following: (a) surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes; (b) delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company, including those necessary for withholding taxes; (c) delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company, including proceeds necessary for withholding taxes; (d) delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents; or (e) by any other form that is consistent with applicable laws, regulations and rules.

      6.9 Special Rules for ISOs.

            (a) In the case of ISOs granted hereunder, the aggregate Fair Market Value (determined as of the date of the Awards thereof) of Common Shares with respect to which ISOs become exercisable by any Participant for the first time during any calendar year (under the Plan and all other plans maintained by the Company, Affiliates or Subsidiaries) shall not exceed $100,000.

            (b) In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an ISO shall not be less than 110% of the Fair Market Value of a Common Share on the day the Option is granted, and the term of an ISO shall be no more than five years from the date of grant.

            (c) If Common Shares acquired upon exercise of an ISO are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of such shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

            ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

      7.1 Initial Grants.

      Each Outside Director who first becomes a member of the Board after the Effective Date shall receive a one-time grant of an NSO covering 20,000 Common Shares (subject to adjustment under Section 4.5). Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable immediately on the date of grant.

      7.2 Annual Grants.

      Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2006 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 15,000 Common Shares (subject to adjustment under Section 4.5), except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant.

      7.3 Accelerated Exercisability.

      All NSOs granted to an Outside Director under this Article 7 shall also become exercisable in full in the event of:

            (a) The termination of such Outside Director's service because of death, Disability or Retirement; or

            (b) A Change in Control with respect to the Company; provided, however, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

      7.4 Exercise Price.

      The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one or more of the forms described in Section 6.8.

      7.5 Term.

      Notwithstanding other provisions of the Plan to the contrary, all NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date 24 months after the termination of such Outside Director's service for any reason other than death or Disability, (c) the date of termination of such Outside Director's service for Cause, or (d) the date 12 months after the termination of such Outside Director's service because of death.

      7.6 Affiliates of Outside Directors.

      The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

                     ARTICLE 8. STOCK APPRECIATION RIGHTS.

      8.1 SAR Agreement.

      Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

      8.2 Number of Shares.

      Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 4.5 unless the Committee provides otherwise.

      8.3 Exercise Price.

      Each SAR Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value for a Common Share on the date of grant. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

      8.4 Exercisability and Term.

      Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability or Retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control. To the extent necessary to comply with Code Section 409A, the SAR Agreement shall not include any features allowing a Participant to defer the recognition of income past the Exercise Date.

      8.5 Effect of Change in Control.

      The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

      8.6 Exercise of SARs.

      Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

      8.7 Modification or Assumption of SARs.

      Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

                         ARTICLE 9. RESTRICTED SHARES.

      9.1 Restricted Share Agreement.

      Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical. Restricted Shares may be granted alone or in addition to other Awards made under the Plan.

      9.2 Payment for Awards.

      Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

      9.3 Vesting Conditions.

      Each Award of Restricted Shares may or may not be subject to vesting conditions as the Committee determines, including achievement of one or more performance goals set forth in Section 11.3. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or Retirement or other events the Committee may specify. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, excepts as provided in the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

      9.4 Voting and Dividend Rights.

      The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders unless the Participant's Agreement provides otherwise. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

      9.5 Certificates.

      Notwithstanding the limitations on issuance of Common Shares otherwise provided in the Plan, each Participant receiving an Award of Restricted Share shall be issued a certificate (or other representation of title, such as book entry registration) in respect of such Restricted Share. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the applicable period of restriction shall have lapsed and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Shares covered by such Award.

      9.6 Section 83(b) Election.

      The Committee may prohibit a Participant from making an election under
Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 15.6, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

                            ARTICLE 10. STOCK UNITS.

      10.1 Stock Unit Agreement.

      Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation. Stock Units may be granted alone or in addition to other Awards made under the Plan.

      10.2 Payment for Awards.

      To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

      10.3 Vesting Conditions.

      Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement, including achievement of one or more performance goals set forth in Section 11.3. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or Retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

      10.4 Voting and Dividend Rights.

      The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's sole discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

      10.5 Form and Time of Settlement of Stock Units.

      Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution must occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 4.5.

             ARTICLE 11. OTHER AWARDS AND PERFORMANCE-BASED AWARDS.

      11.1 Performance Units.

      The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive Common Shares or cash, as provided in the particular Agreement, upon achievement of a performance goal or goals (as the case may be) under Section
11.3. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant and any applicable conditions. Each award of Performance Units shall be evidenced by and be subject to the terms of an Agreement. An award of Performance Units shall be earned in accordance with the Agreement over a specified period of performance. Unless expressly waived in the Agreement, an award of Performance Units must vest solely on the attainment of one or more performance goals set forth in Section
11.3 and in such case shall be subject to the terms and conditions set forth therein. Performance Units may be granted alone or in addition to other Awards made under the Plan.

      11.2 Other Awards.

      The Committee shall have authority to grant Other Awards under the Plan at any time and from time to time. An Other Award is a grant not otherwise specifically provided for under the terms of the Plan that is valued in whole or in part by reference to, or is otherwise based upon or settled in, Common Shares. The grant of an Other Award shall be evidenced by an Agreement, setting forth the terms and conditions of the Award as the Committee, in its sole discretion within the terms of the Plan, deems desirable. Other Awards may be awarded alone or in addition to other Awards made under the Plan.

      11.3 Provisions Relating to Code Section 162(m).

      Unless expressly waived (either with respect to an individual Participant or a class of individual Participants) in writing by the Committee, it is the intent of the Company that Awards made to persons who are (or may become) Covered Employees within the meaning of Section 162(m) of the Code shall constitute "qualified performance-based compensation" satisfying the relevant requirements of Code Section 162(m) and the guidance thereunder. Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), unless expressly waived as described above, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company:

            (a) Awards subject to this Section must vest (or may be granted or vest) solely on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting provisions provided in the Agreement and this Plan.

            (b) Prior to completion of 25% of the period of performance or such earlier date as required under Section 162(m), the Committee must establish performance goals (in accordance with subsection (d) below) in writing (including but not limited to Committee minutes) for Covered Employees who will receive Awards that are intended as qualified performance-based compensation. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

            (c) The performance goal must state, in terms of an objective formula or standard, the method for computing the Award payable to the Participant if the goal is attained. The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal, but may allow discretion to decrease the amount payable.

            (d) The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets, each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form 10K or Form 10Q): revenue; earnings (including earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes); operating income; net income; profit margins; earnings per share; return on assets; return on equity; return on invested capital; economic value-added; stock price; gross dollar volume; total shareholder return; market share; book value; expense management; cash flow; and customer satisfaction.

      The foregoing criteria may relate to the Company, Affiliates, Subsidiaries, one or more of their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

            (e) A combination of the above performance goals may be used with a particular Agreement evidencing an Award.

            (f) The Committee in its sole discretion in setting the goals/targets in the time prescribed above may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or nonrecurring events for the following qualifying objective items: asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superseded; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; any extraordinary, unusual-in-nature, infrequent-in-occurrence, or other nonrecurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual-in-nature, infrequent-in-occurrence, or other nonrecurring items (not otherwise listed) in management's discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes, each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superseded; and compensation charges related to FAS 123 (Revised) or its successor provision.

            (g) The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular period of performance becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

            (h) Limitation on Performance-Based Awards.

                  (i) If an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Participant under the Plan, but not towards the total number of shares reserved and available under the Plan pursuant to Sections 4.1 and 4.4.

                  (ii) During any fiscal year, the maximum number of Common
            Shares for which Options and SARs may be granted to any Covered Employee shall not exceed 100,000 shares.

                  (iii) During any fiscal year, the maximum payment hereunder for performance-based compensation purposes under Code Section 162(m) to any Covered Employee shall not exceed $500,000.

                  In the case of an outstanding Award intended to qualify for the performance-based compensation exception under Section 162(m), the Committee shall not, without approval of a majority of the shareholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award's continued qualification for the performance-based exception.

                 ARTICLE 12. LIMITATION ON PARACHUTE PAYMENTS.

      12.1 Scope of Limitation.

      This Article 12 shall apply to an Award only if:

            (a) The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article than it was before the application of this Article; or

            (b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article (regardless of the after-tax value of such Award to the Participant).

      If this Article applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

      12.2 Basic Rule.

      In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

      12.3 Reduction of Payments.

      If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

      12.4 Overpayments and Underpayments.

      As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under
Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

      12.5 Related Corporations.

      For purposes of this Article, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

      To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                           ARTICLE 13. MISCELLANEOUS.

      13.1 Death of Participant.

      Any Awards that become payable after a Participant's death shall be distributed to the Participant's beneficiary or beneficiaries. Each recipient of an Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Awards that becomes payable after the recipient's death shall be distributed to the recipient's surviving spouse, and if there is no surviving spouse, to the Participant's estate.


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      13.2 Awards Under Other Plans.

      The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 4.

      13.3 Non-Transferability.

      Except as otherwise provided in an Award Agreement or domestic relations order, an Award is not transferable other than as a result of a Participant's death and shall be exercisable during the Participant's lifetime only by the Participant.

      13.4 Payment of Director's Fees in Securities.

      No provision of this Section shall be effective unless and until the Board has determined to implement such provision.

      An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 shall be filed with the Company on the prescribed form.

      The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

      13.5 Fractional Shares.

      No fractional Common Shares will be issued or delivered under the Plan. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional shares or whether fractional shares will forfeited or eliminated.

      13.6 Retention Rights.

      Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

      13.7 Stockholders' Rights.

      Other than those otherwise provided by the Plan or in an Agreement, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.


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      13.8 Regulatory Requirements.

      Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

      13.9 Withholding Taxes.

      To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied, and the failure of a Participant to satisfy such requirements with respect to an Award shall cause such Award to be forfeited

       The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

      13.10 Term of the Plan.

      The Plan, as set forth herein, is effective on May 31, 2006, and Awards may be made under the Plan until the expiration of ten (10) years from such date; provided, however, that no Awards shall be made hereunder until the shareholders of the Company approve the Plan; provided, further, that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 4 which was approved by the Company's stockholders.

      13.11 Modification, Extension and Renewal of Awards.

      Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards or accept the cancellation of outstanding Awards (to the extent not previously exercised) to make new Awards in substitution therefore, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 of the Exchange Act. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award previously made.


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


      Any modification, extension or renewal hereunder to any Award that is considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any modification, extension or renewal hereunder to any Award that is not considered "deferred compensation" within the meaning of Code Section 409A shall be made in a manner to ensure that after such action, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.

      13.12 No Fund Created.

      Any and all payments hereunder to recipients of Awards hereunder shall be made from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company.

      13.13 Code Section 409A Savings Clause.

            (a) It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

            (b) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Agreement and shall comply in all respects with Section 409A of the Code.

            (c) Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with
Section 409A of the Code without the written consent of the Participant.

      13.14 Amendment or Termination.

      The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

      13.15 Severability.

      In the event any provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced, to the extent possible, as if the illegal or invalid provisions had not been included herein.


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


      13.16 Captions.

      The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights and shall not be used in construing the terms of the Plan.


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